As filed with the Securities and Exchange Commission on May 14, 2002

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2002

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21643 (Commission File No.)	43-1570294 (I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304

(Address of Principal Executive Offices, including Zip Code)

(650) 384-8500

(Registrant’s Telephone Number, including Area Code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 10, 2002, the Registrant publicly disseminated a press release announcing that ranolazine, a partial fatty acid oxidation (pFOX) inhibitor that the Registrant is developing for the potential treatment of chronic angina, appears to suppress one major predictor of arrhythmias and appears not to exacerbate another.  These findings are the results of an in vitro study presented at the annual scientific sessions of the North American Society of Pacing and Electrophysiology in San Diego, California.

                The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated May 10, 2002, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 (c)          Exhibits.

99.1                           Registrant’s Press Release dated May 10, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2002	CV THERAPEUTICS, INC.

	By:	/s/ DANIEL K. SPIEGELMAN
Daniel K. Spiegelman
Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)